CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information, which are included in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A, No. 333-22075) of the Diamond Hill Funds and to the use of our report dated February 3, 2004 on the December 31, 2003 financial statements of the Diamond Hill Funds, incorporated by reference therein.

                                                /s/ Ernst & Young LLP

Columbus, Ohio
April 29, 2004